EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19515, No. 333-26653, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113, No. 333-153123, No. 333-177285, No. 333-181396, No. 333-211206, No. 333-212138, No. 333-230765 and No. 333-231208) and on Form S-3 (No. 333-224056, No. 333-209536, No. 333-186486 and No. 033-58667) of Ryder System, Inc. of our report dated February 27, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 27, 2020